                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                   THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
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                 THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                                   57TH FLOOR
                            NEW YORK, NEW YORK 10022
                              -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON TUESDAY, APRIL 27, 1999
                               -----------------

TO THE SHAREHOLDERS OF
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of The Emerging Markets Infrastructure Fund, Inc. (the "Fund") will be held at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, 38th Floor, New York, New York, 10019, on Tuesday, April 27, 1999, commencing at 11:00 a.m. The purpose of the meeting is to consider and act upon the following proposals and to consider and act upon such other matters as may properly come before the meeting or any adjournments thereof:

        (1) To elect two (2) directors of the Fund;

        (2) To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants of the Fund for the fiscal year ending November 30, 1999;

        (3) To approve or disapprove a shareholder proposal recommending that the Board of Directors of the Fund take the necessary steps to afford the shareholders of the Fund an opportunity to realize Net Asset Value, which proposal the Board of Directors opposes, as discussed herein;

        (4) To approve or disapprove a shareholder proposal providing that the advisory contract between the Fund and Credit Suisse Asset Management (formerly named BEA Associates) be terminated, which proposal the Board of Directors opposes, as discussed herein; and

        (5) To approve or disapprove a shareholder proposal requesting that to the extent allowed by law, the reasonable proxy solicitation expenses of each nominee for election to the Board of Directors nominated by one or more shareholders beneficially owning in total, at least 25,000 shares of the Fund's stock, be borne by the Fund, which proposal the Board of Directors opposes, as discussed herein.

    The close of business on February 22, 1999 has been fixed as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting.

    This notice and related proxy material are first being mailed on or about March 15, 1999.

                                          By order of the Board of Directors,

                                                 /s/ Michael A. Pignataro
                                                 MICHAEL A. PIGNATARO
                                                      SECRETARY

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON AND WISH YOUR STOCK TO BE VOTED, PLEASE TAKE A MOMENT NOW TO VOTE, EITHER BY TELEPHONE, BY FAX, OR BY COMPLETING, SIGNING AND RETURNING YOUR PROXY CARD(S) IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. REGARDLESS OF THE SIZE OF YOUR SHAREHOLDING, IT IS IMPORTANT THAT YOU VOTE PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

Dated: March 15, 1999
New York, New York

                 THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                                   57TH FLOOR
                            NEW YORK, NEW YORK 10022

                              -------------------

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON TUESDAY, APRIL 27, 1999
                               -----------------

    This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board") of The Emerging Markets Infrastructure Fund, Inc. (the "Fund") for use at the Annual Meeting of Shareholders to be held at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, 38th Floor, New York, New York 10019, on Tuesday, April 27, 1999 (commencing at 11:00 a.m.), and at any adjournments thereof (collectively, the "Meeting"). A Notice of Annual Meeting of Shareholders and a proxy card (the "Proxy") accompany this Proxy Statement. Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, telegraph or personal interviews conducted by officers or employees of the Fund, Credit Suisse Asset Management (formerly named BEA Associates), the investment adviser to the Fund ("CSAM"), Bear Stearns Funds Management Inc., the administrator of the Fund (the "Administrator"), or Georgeson & Company, Inc. ("Georgeson"), a proxy solicitation firm that has been retained by the Fund and which will receive a fee of approximately $15,000 and will be reimbursed for its reasonable expenses. All costs of solicitation, including (a) printing and mailing of this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Fund's shares, (c) payment of Georgeson for its services in soliciting Proxies and (d) supplementary solicitations to submit Proxies, will be borne by the Fund. The Fund expects that solicitation costs
will total approximately $    , of which $    has been incurred to date. The
Fund has been advised by Georgeson that Georgeson expects to have approximately twenty-five employees assigned to soliciting shareholders on behalf of the Board. This Proxy Statement is expected to be mailed to shareholders on or about March 15, 1999.

    The principal executive office of CSAM is One Citicorp Center, 153 East 53rd Street, 57th Floor, New York, New York 10022. The Administrator has its principal executive office at 575 Lexington Avenue, 9th Floor, New York, New York 10022.

    The Fund's Annual Report containing audited financial statements for the fiscal year ended November 30, 1998 has previously been furnished to all shareholders of the Fund. It is not to be regarded as proxy-soliciting material.

    If the enclosed Proxy is properly executed and returned in time to be voted at the Meeting or if a shareholder votes by any of the other means listed below, the shares represented thereby will be voted in accordance with the instructions marked on the Proxy or given by such shareholder. If no instructions are marked on the Proxy, the Proxy will be voted FOR the election of the nominees for director, FOR the ratification of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending November 30, 1999, and AGAINST the shareholder proposals (Proposals 3, 4 and 5). Any shareholder giving a Proxy has the right to attend the Meeting to vote his shares in person (thereby revoking any prior Proxy) and also the right to revoke the Proxy at any time by written notice received by the Fund prior to the time it is voted.

    In the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of Proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by Proxy. If a quorum is present, the persons named as proxies will vote those Proxies that they are entitled to vote FOR any proposal in favor of an adjournment and will vote those Proxies required to be voted AGAINST any such proposal against any adjournment. A shareholder vote may be taken on one or more of the proposals in the Proxy Statement prior to any adjournment if sufficient votes have been received and it is otherwise appropriate. A quorum of shareholders is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

    Proposal 1 requires for approval the affirmative vote of a plurality of the votes cast at the Meeting in person or by proxy. Proposals 2, 3, and 5 require for approval the vote of a majority of the votes cast at the Meeting in person or by proxy. Proposal 4 requires for approval the vote of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding securities" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and as used in this Proxy Statement, means the affirmative vote of the lesser of (a) 67% or more of the Shares (as defined below) of the Fund present at the Meeting if the holders of more than 50% of the outstanding Shares of the Fund are present in person or by proxy, or (b) more than 50% of the outstanding Shares of the Fund. Because abstentions and broker non-votes are not treated as shares voted, any abstentions and broker non-votes would have no impact on Proposals 1, 2, 3 and 5 but would have the same effect as a vote AGAINST Proposal 4.

    The Fund has one class of shares of capital stock, par value $0.001 per share (the "Shares"). On the record date, February 22, 1999, there were 15,407,469 Shares outstanding. Each Share is entitled to one vote at the Meeting, and fractional Shares are entitled to proportionate shares of one vote.

    As a convenience to shareholders, you can now vote in any one of four ways:

    -- By telephone, with a toll-free call to Georgeson & Company, Inc., the
      Fund's proxy solicitor, at 1-800-          ;

    --By fax to Georgeson & Company, Inc. at 1-        ;

    --By mail, with the enclosed proxy; or

    --In person at the meeting.

    If you elect to vote by mail or fax, you are requested to:

    --indicate your instructions on the Proxy;

    --date and sign the Proxy;

    -- mail the Proxy promptly in the enclosed envelope; or fax the same to the number indicated above;

    -- allow sufficient time for the Proxy to be received before 11:00 a.m. on April 27, 1999.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The first proposal to be submitted at the Meeting will be the election of two (2) directors of the Fund, each to hold office for such term set forth below and until his successor is elected and qualified.

    The Board is divided into three classes, each class having a term of no more than three years. Each year the term of office of one class expires and the successor or successors elected to such class will serve for a three-year term.

    William W. Priest, Jr. and Martin M. Torino, directors whose current terms expire on the date of the Meeting, have been nominated for a three-year term to expire at the 2002 Annual Meeting of Shareholders. Messrs. Priest and Torino currently serve as directors of the Fund. Mr. Torino has been a member of the Board of Directors since the Fund commenced operations in December 1993. Mr. Priest has been a member of the Board of Directors since February, 1997. If elected, each of Messrs. Priest and Torino will serve until the 2002 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

    Each nominee has indicated an intention to continue to serve if elected and has consented to being named in this Proxy Statement. Each nominee or director who is deemed an "interested person" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), is indicated by an asterisk.

    The following table sets forth certain information regarding each nominee for election to the Board of the Fund, each current director who is not standing for reelection to the Board at the Meeting, and the officers and directors of the Fund as a group. Each of the nominees, directors and officers of the Fund has sole voting and investment power with respect to the Shares shown. Each nominee, each director and the officers and directors of the Fund as a group owns less than one percent of the outstanding Shares of the Fund.

                                                                                                         MEMBERSHIPS ON
                                                                                                        BOARDS OF OTHER
                                 SHARES                                            LENGTH OF SERVICE       REGISTERED
                              BENEFICIALLY                                          AS DIRECTOR AND        INVESTMENT
                                OWNED ON         CURRENT PRINCIPAL OCCUPATION      TERM OF MEMBERSHIP    COMPANIES AND
                              FEBRUARY 22,         AND PRINCIPAL EMPLOYMENT         ON BOARD OF THE      PUBLICLY HELD
        NAME (AGE)                1999            DURING THE PAST FIVE YEARS              FUND             COMPANIES
---------------------------  --------------  ------------------------------------  ------------------  ------------------

Dr. Enrique R. Arzac (57)             700    Professor of Finance and Economics,   Since 1996; cur-    Director of nine
  Columbia University                        Graduate School of Business, Colum-   rent term ends at   other CSAM-ad-
  Graduate School of                         bia University (1971-present).        the 2001 annual     vised investment
   Business                                                                        meeting.            companies; Direc-
  New York, NY 10027                                                                                   tor of The Adam
                                                                                                       Express Company;
                                                                                                       Director of Petro-
                                                                                                       leum and Re-
                                                                                                       sources Corpora-
                                                                                                       tion.

                                                                                                         MEMBERSHIPS ON
                                                                                                        BOARDS OF OTHER
                                 SHARES                                            LENGTH OF SERVICE       REGISTERED
                              BENEFICIALLY                                          AS DIRECTOR AND        INVESTMENT
                                OWNED ON         CURRENT PRINCIPAL OCCUPATION      TERM OF MEMBERSHIP    COMPANIES AND
                              FEBRUARY 22,         AND PRINCIPAL EMPLOYMENT         ON BOARD OF THE      PUBLICLY HELD
        NAME (AGE)                1999            DURING THE PAST FIVE YEARS              FUND             COMPANIES
---------------------------  --------------  ------------------------------------  ------------------  ------------------

James J. Cattano (55) .....                  President, Primary Resource Inc. (an  Since 1993; cur-    Director of six
  78 Manor Road                              international trading company         rent term ends at   other CSAM-ad-
  Ridgefield, CT 06877                       specializing in the sale of agricul-  the 2001 annual     vised investment
                                             tural commodities in Latin American   meeting.            companies.
                                             markets) (10/96-present); Presi-
                                             dent, Atlantic Fertilizer & Chemi-
                                             cal Company, (an international
                                             trading company specializing in the
                                             sale of agricultural commodities in
                                             Latin American markets)
                                             (10/91-10/96).

Peter A. Gordon (56) ......       --         Retired (1/96-Present); General       Since 1993; cur-    Director of five
  284 Coopers Neck Lane                      Partner of Ethos Capital Management   rent term ends at   other CSAM-ad-
  P.O. Box 1327                              (6/92-12/95); Managing Director at    the 2000 annual     vised investment
  Southampton, NY 11968                      Salomon Brothers Inc (1981-6/92).     meeting.            companies; Di-
                                                                                                       rector of TCS
                                                                                                       Fund, Inc.; Direc-
                                                                                                       tor of the Mills
                                                                                                       Corporation.

George W. Landau (79) .....         1,000    Senior Advisor, Latin America Group,  Since 1993; cur-    Director of six
  Two Grove Isle Drive                       The Coca-Cola Company                 rent term ends at   other CSAM-ad-
  Coconut Grove, FL 33133                    (1988-present); President of the      the 2000 annual     vised investment
                                             Americas Society and Council of the   meeting.            companies; Direc-
                                             Americas (7/85-10/93); United States                      tor of Emigrant
                                             Ambassador to Venezuela (1982-1985);                      Savings Bank; Di-
                                             United States Ambassador to Chile                         rector of GAM
                                             (1977-1982) and United States                             Funds, Inc.
                                             Ambassador to Paraguay (1972-1977).

William W. Priest, Jr.*             1,000    Chairman--Management Committee,       Since 1997; cur-    Director of ten
  (57)                                       Chief Executive Officer and           rent term ends at   other CSAM-ad-
  153 East 53rd Street                       Executive Director of CSAM            the 1999 annual     vised investment
  New York, NY 10022                         (12/90-present).                      meeting.            companies.

Martin M. Torino (49) .....       --         Chairman of the Board of Ingenio y    Since 1993; cur-    Director of five
  Reconquista 365, 9th Fl.                   Refineria San Martin Del Tabacal      rent term ends at   other CSAM-ad-
  Capital Federal 1003                       S.A. (8/96-present); Executive        the 1999 annual     vised investment
  Buenos Aires, Argentina                    Director of TAU S.A. (a commodities   meeting.            companies.
                                             trading firm) (11/90-present);
                                             President of DYAT S.A.
                                             (10/93-present); Executive Vice
                                             President of Louis-Dreyfus Sugar,
                                             Inc. (84-91).

                                                                                                         MEMBERSHIPS ON
                                                                                                        BOARDS OF OTHER
                                 SHARES                                            LENGTH OF SERVICE       REGISTERED
                              BENEFICIALLY                                          AS DIRECTOR AND        INVESTMENT
                                OWNED ON         CURRENT PRINCIPAL OCCUPATION      TERM OF MEMBERSHIP    COMPANIES AND
                              FEBRUARY 22,         AND PRINCIPAL EMPLOYMENT         ON BOARD OF THE      PUBLICLY HELD
        NAME (AGE)                1999            DURING THE PAST FIVE YEARS              FUND             COMPANIES
---------------------------  --------------  ------------------------------------  ------------------  ------------------

Richard W. Watt* (40) .....         3,080    Managing Director of CSAM             Since 1995; cur-    Director of seven
  153 East 53rd Street                       (7/96-present); Senior Vice Presi-    rent term ends at   other CSAM-ad-
  New York, NY 10022                         dent of CSAM (8/95-7/96); Head of     the 2000 annual     vised investment
                                             Emerging Markets Investments and      meeting.            companies.
                                             Research at Gartmore Investment
                                             Limited (11/92-6/95); Director of
                                             Kleinwort Benson International In-
                                             vestment (5/87-10/92).

All directors and officers
  (10 persons, including
  the foregoing) as a
  group....................         6,090

    During the fiscal year ended November 30, 1998, each director who is not a director, officer, partner, co-partner or employee of CSAM, the Administrator, or any affiliate thereof, received an annual fee of $5,000 and $500 for each meeting of the Board attended by him and was reimbursed for expenses incurred in connection with his attendance at the Board meetings. The total remuneration paid by the Fund during the fiscal year ended November 30, 1998 to all such
unaffiliated directors was $      . During the fiscal year ended November 30,
1998, the Board convened eight times. Each director (except Mr. William W. Priest, Jr.) attended at least seventy-five percent of the aggregate number of meetings of the Board and any committee on which he served.

    Messrs. Arzac, Cattano, Gordon, Landau and Torino constitute the Fund's Audit Committee, which is composed of directors who are not interested persons of the Fund. The Audit Committee met once during the fiscal year ended November 30, 1998. The Audit Committee advises the full Board with respect to accounting, auditing and financial matters affecting the Fund. The Board performs the functions of a nominating committee. The Board will consider nominees recommended by shareholders. Recommendations should be submitted to the Board in care of the Secretary of the Fund. The Fund does not have a compensation committee.

    Section 16(a) of the Securities Exchange Act of 1934 requires the Fund's officers and directors, officers and directors of the investment adviser, affiliated persons of the investment adviser, and persons who beneficially own more than ten percent of the Fund's Shares, to file reports of ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Fund. Based solely upon its review of the copies of such forms received by it and written representations from such persons, the Fund believes that, for the fiscal year ended November 30, 1998, all filing requirements applicable to such persons were complied with.

    The following table shows certain information about officers of the Fund other than Messrs. Priest and Watt, who are described above. Mr. Priest is Chairman of the Board of the Fund and was appointed to such position on February 11, 1997. Mr. Watt is President and Chief Investment Officer of the Fund. Mr. Watt was appointed to his positions on February 11, 1997, having previously served as Executive Vice President and Investment Officer of the Fund since August 15, 1995. Mr. Hrabchak was elected Investment Officer of the

Fund on November 4, 1997. Mr. Liebes was elected Senior Vice President of the Fund on August 12, 1997. Mr. Pignataro has served in his position since the Fund commenced operations in December 1993. Mr. Del Guercio was elected to the office of Vice President of the Fund on August 12, 1997. Each officer of the Fund will hold office until a successor has been elected by the Board. All officers of the Fund are employees of and are compensated by CSAM. The Fund has no bonus, profit sharing, pension or retirement plans.

                                          SHARES
                                       BENEFICIALLY
                                         OWNED ON                                  CURRENT PRINCIPAL OCCUPATION AND
                                       FEBRUARY 22,                              PRINCIPAL EMPLOYMENT DURING THE PAST
             NAME               AGE        1999         POSITION WITH FUND                    FIVE YEARS
------------------------------  ----   -------------  -----------------------  ----------------------------------------
Robert Hrabchak ..............   34            0      Investment Officer       Vice President of CSAM (6/97-present);
  153 East 53rd Street                                                         Senior Portfolio Manager, Merrill Lynch
  New York, NY 10022                                                           Asset Management, Hong-Kong (1/95-5/97);
                                                                               Associate, Salomon Brothers Inc
                                                                               (4/93-1/95).

Hal Liebes ...................   35          300      Senior Vice President    Senior Vice President and General
  153 East 53rd Street                                                         Counsel of CSAM (3/97-present); Vice
  New York, NY 10022                                                           President and Legal Counsel for CSAM
                                                                               (6/95-3/97); Chief Compliance Officer,
                                                                               CS First Boston Investment Management
                                                                               (94-95); Staff Attorney, Division of
                                                                               Enforcement, U.S. Securities and
                                                                               Exchange Commission (91-94); Associate,
                                                                               Morgan, Lewis & Bockius (89-91).

Michael A. Pignataro .........   39          900      Chief Financial Officer  Vice President of CSAM (12/95-present);
  153 East 53rd Street                                  and Secretary          Assistant Vice President and Chief
  New York, NY 10022                                                           Administrative Officer for Investment
                                                                               Companies of CSAM (9/89-12/95).

Rocco A. Del Guercio .........   35            0      Vice President           Administrative Officer for CSAM--
  153 East 53rd Street                                                         advised investment companies
  New York, NY 10022                                                           (6/96-present); Assistant Treasurer,
                                                                               Bankers Trust Corp.--Fund Administration
                                                                               (3/94-6/96); Mutual Fund Accounting
                                                                               Supervisor, Dreyfus Corporation
                                                                               (4/87-3/94).

    The following table shows certain compensation information for the directors of the Fund for the fiscal year ended November 30, 1998. None of the Fund's executive officers and its directors who are also officers or directors of CSAM received any compensation from the Fund for such period.

                                               PENSION OR
                                               RETIREMENT                      TOTAL         TOTAL NUMBER
                                                BENEFITS    ESTIMATED    COMPENSATION FROM   OF BOARDS OF
                                               ACCRUED AS     ANNUAL         FUND AND        CSAM-ADVISED
                                 AGGREGATE      PART OF      BENEFITS      FUND COMPLEX       INVESTMENT
                                COMPENSATION      FUND         UPON           PAID TO         COMPANIES
       NAME OF DIRECTOR          FROM FUND      EXPENSES    RETIREMENT       DIRECTORS          SERVED
------------------------------  ------------   ----------   ----------   -----------------   ------------

Enrique R. Arzac .............    $9,000            N/A          N/A          $92,500             10

James J. Cattano .............    $9,000            N/A          N/A          $62,000              7

Peter A. Gordon ..............    $9,000            N/A          N/A          $51,500              6

George W. Landau .............    $9,000            N/A          N/A          $59,000              7

                                               PENSION OR
                                               RETIREMENT                      TOTAL         TOTAL NUMBER
                                                BENEFITS    ESTIMATED    COMPENSATION FROM   OF BOARDS OF
                                               ACCRUED AS     ANNUAL         FUND AND        CSAM-ADVISED
                                 AGGREGATE      PART OF      BENEFITS      FUND COMPLEX       INVESTMENT
                                COMPENSATION      FUND         UPON           PAID TO         COMPANIES
       NAME OF DIRECTOR          FROM FUND      EXPENSES    RETIREMENT       DIRECTORS          SERVED
------------------------------  ------------   ----------   ----------   -----------------   ------------
Martin M. Torino .............    $8,500            N/A          N/A          $50,000              6

----------------

THE BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR.

                    PROPOSAL 2: RATIFICATION OR REJECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The second proposal to be submitted at the Meeting will be the ratification or rejection of the selection by the Board of PricewaterhouseCoopers LLP as independent public accountants of the Fund for the present fiscal year ending November 30, 1999. At a meeting held on February 9, 1999, the Board, including those directors who are not "interested persons" of the Fund, approved the selection of PricewaterhouseCoopers LLP for the fiscal year ending November 30, 1998. PricewaterhouseCoopers LLP has been the Fund's independent public accountants since the Fund commenced operations in December 1993, and has informed the Fund that it has no material direct or indirect financial interest in the Fund. A representative of PricewaterhouseCoopers LLP will be available at the Meeting and will have the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

        PROPOSAL 3: RECOMMENDATION TO THE BOARD OF DIRECTORS TO TAKE THE
      NECESSARY STEPS TO AFFORD THE SHAREHOLDERS AN OPPORTUNITY TO REALIZE
                                NET ASSET VALUE

    The Fund has received the following proposal and supporting statement from Opportunity Partners L.P. ("Opportunity Partners"), which has advised the Fund that it has owned Shares of the Fund with a market value greater than $2,000 for at least a year. The Fund will provide the address of Opportunity Partners to any person who so requests such information, promptly upon receipt of any oral or written request therefor, to CSAM at One Citicorp Center, 153 East 53rd Street, 57th Floor, New York, New York 10022. The Board and the Fund accept no responsibility for the accuracy of either the proposal or Opportunity Partners' supporting statement. For the reasons set forth in detail in the Opposing Statement of the Board of Directors, which follows Opportunity Partners' Supporting Statement, the Board of Directors recommends a vote AGAINST this shareholder proposal. The text of the shareholder proposal and supporting statement is as follows:

    "RESOLVED: We, the lowly stockholders of The Emerging Markets Infrastructure Fund (the "Fund") humbly beg our wise and noble directors to be merciful by affording us an opportunity to realize net asset value ("NAV") for our investment in the Fund as soon as practicable.

SUPPORTING STATEMENT

    "My name is Phillip Goldstein and I have been a shareholder of the Fund since June 1996. Its shares have long traded at a large discount to NAV. As of October 9, 1998, the discount was 26.7%, representing a loss to shareholders totaling approximately $35 million.

    "One reason for the persistent discount may be the Fund's poor long-term performance. The Fund has failed to meet its objective, which is to generate long-term capital appreciation. Since its inception in December 1993, shareholders have seen the market price of their shares FALL from $15 per share to less than $6 per share in October 1998.

    "The Fund's prospectus provides that if the shares trade `for a substantial period of time at a substantial discount. . . the Board of Directors . . . will consider . . . taking various actions designed to reduce or eliminate the discount.' Based on that criteria, action by the Board is long over due. WHAT ARE THEY WAITING FOR?

    "The shareholders have been very patient with the Board's reluctance to take action. Unfortunately, that patience has caused them to lose a lot of money. It is time for the Board to do something meaningful to mitigate their pain. Narrowing the Fund's discount will give stockholders a real benefit that outweighs whatever theoretical advantages the Board imagines is provided by maintaining the status quo. We think the Board needs to TAKE action, not merely CONSIDER it. Some possible alternatives are open ending, liquidation, or a tender offer.

    "Management of the Fund seems to be woefully out of touch with the sentiment of the stockholders. Approval of this proposal, while only a recommendation, will send management a clear message that shareholders want action taken NOW to reduce or eliminate the discount from NAV. Hopefully, that will lead the Board to do just that. YOU CAN EXPRESS YOUR SUPPORT FOR NARROWING OR ELIMINATING THE DISCOUNT BY VOTING FOR THIS PROPOSAL."

OPPOSING STATEMENT OF THE BOARD OF DIRECTORS

       THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE PROPOSAL DESCRIBED
         ABOVE AND STRONGLY URGES ALL SHAREHOLDERS TO VOTE AGAINST THE
                      PROPOSAL FOR THE REASONS NOTED BELOW

    At a meeting held on February 9, 1999, the Board unanimously resolved to recommend that you vote AGAINST this Proposal. Shortly before Proposal 3 was presented to the Fund, the Board took action to enhance shareholder value by implementing a share repurchase program described below (the "Share Repurchase Program") and has since adopted significant enhancements to such Program. The Board and the Non-interested Directors also have considered the other actions suggested by Opportunity Partners (namely liquidating or open-ending the Fund or conducting a tender offer) and have reached the conclusion that they are not appropriate at this time.

    On February 12, 1999, the Fund announced that its Board of Directors has authorized significant enhancements to the Share Repurchase Program which the Fund first implemented in October, 1998. The Fund now intends to repurchase in open market transactions at prevailing market prices no less than 10%

(on a rolling twelve month basis) of the Fund's outstanding common stock. In addition, the 15% "cap" imposed on repurchases in the program that was authorized by the Board of Directors last October has been changed to an annual (rolling twelve month) cap. Finally, the Fund is committed to actively seek to repurchase its outstanding common stock (subject to the 15% annual cap and subject to applicable legal requirements) whenever the discount to net asset value is 15% or more.

    The Share Repurchase Program was initially implemented in light of the significant discount at which the Fund's shares have been trading, and it is intended both to provide additional liquidity to those shareholders who elect to sell their shares and to enhance the net asset value of the shares held by those shareholders who maintain their investment. The Board believes that the recent enhancements should provide significant additional benefits to shareholders without exposing shareholders to some of the disadvantages of other alternative strategies. The Board continues to believe that at 15% or greater discount levels and in light of the recent market volatility, the Share Repurchase Program presents an attractive investment opportunity and may reduce discount levels. The Board believes the enhanced program is an innovative means of addressing market discounts for the long term, because of its two unique features--the 10% annual minimum and the fixing of a specific discount level that will trigger active repurchase efforts.

    The Board has directed management to report repurchase activity to it periodically. As of the date of this Proxy Statement, the Fund had purchased
    shares at an average purchase price of approximately $    per share which
has had an accretive impact on net asset value of    %. While the Board
continues to believe that the enhanced program is an appropriate response to the discounts at which the Fund's shares have been trading, there can be no assurance that the repurchases will reduce the level of discounts at which the Fund's shares currently trade, and the repurchase program is subject to future modification by the Board. There can, of course, be no assurance that the Fund will be able to repurchase the annual minimum if, for example, the discount declines substantially or sufficient shares are unavailable for purchase.

    Contrary to Opportunity Partners' assertions, the Board and the Non-interested Directors closely monitor the Fund's market discount on an on-going basis, including all the quarterly Board meetings, and held meetings on September 28, 1998 and October 15, 1998 for the specific purpose of addressing potential remedial actions. The Board and the Non-interested Directors have discussed at length, both internally and with industry analysts and others, possible approaches to the market discount issue, including tender offers, the conversion to open-end status or a liquidation of the Fund. The Board adopted the Share Repurchase Program and subsequent enhancements after review of information available to it and consideration of, among other things, (i) current levels of market discounts, (ii) the cash position of the Fund, (iii) alternative investment opportunities, and (iv) the positive impact the repurchases would have upon the Fund's net asset value.

    The Board and the Non-interested Directors also considered the other actions suggested by Opportunity Partners and reached the conclusion that they were not appropriate at this time. Based on the analysis which they perform on an on-going basis, the Board and the Non-interested Directors continue to believe for the reasons stated below that the benefits to shareholders of the closed-end status of the Fund currently continue to outweigh the advantages which an open-ended structure would entail.

    Market discounts occur when the market value of a publicly traded closed-end fund share is less than its underlying net asset value. Shares of the Fund, like shares of many other closed-end funds, have been trading at significant market discounts for quite some time. The market discount in the closed-end, emerging markets fund sector is influenced to a large extent by general economic conditions affecting the underlying investments and reflects the general volatility of emerging markets. The Share Repurchase Program constitutes an attempt to reduce the discount in a manner consistent with the Fund's closed-end structure and current investment program.

    Converting the Fund into an "open-end fund," commonly known as a mutual fund, would permit shareholders to redeem Shares at net asset value upon request. Although open-ending the Fund would undoubtedly eliminate the discount, the Board and the Non-interested Directors believe that the shareholders derive significant benefits from the Fund's closed-end structure. This structure allows CSAM to concentrate on managing a stable pool of assets, without the need to keep assets in low-yielding cash or to liquidate assets, sometimes at inopportune times, to meet redemption requests. The closed-end structure also allows the Adviser to buy more illiquid holdings, such as private equities, which can benefit Fund performance.

    Open-ending the Fund would require the Board to consider whether and how to spend the Fund's money to market the Fund's Shares, which would affect the Fund's performance. If the Board decides not to spend the Fund's money on marketing the Shares, redemptions could shrink the Fund's asset base to the point where its expense ratio increases, simply because fixed expenses are spread across a smaller asset base. For now, the Board and the Non-interested Directors continue to be guided by the principles upon which the Fund was established, and which caused investors to buy the Fund in the first place. Open-ending the Fund would fundamentally change its character in ways that the Board and the Non-interested Directors do not believe are in the best interests of the Shareholders at this time.

    In addition to the Share Repurchase Program, CSAM has made a greater effort to increase the Fund's visibility in the investment community. In this regard, the Fund's portfolio managers have been meeting with analysts and institutional investors to ensure that the investment community has access to important information about the Fund and its investments. Daily net asset values are available by calling the Fund at 1-800-293-1232 or by visiting the Fund's Website (www.beafunds.com). Management of CSAM is expanding the Website to include reasonably current selected portfolio information on-line. The Fund believes these steps are likely to increase potential investor demand generally for its Shares.

    As summarized above, the Board and the Non-interested Directors are working in cooperation with the Adviser towards enhancing shareholder value and will continue to study steps toward reducing the discount. The Board and the Non-interested Directors have implemented steps to remedy the discount and believe that sufficient time should be allowed to assess their impact. Furthermore, they do not believe that the other measures suggested by Opportunity Partners, such as open-ending or liquidating the Fund, are in the interest of the shareholders at this time and therefore urge shareholders to vote AGAINST the shareholder proposal.

THE BOARD, INCLUDING THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "AGAINST" THIS PROPOSAL.

          PROPOSAL 4: TERMINATION OF THE ADVISORY AGREEMENT WITH CSAM

    The Fund has received the following proposal and supporting statement from Calapasas Investment Partners ("Calapasas"), which has advised the Fund that it has owned Shares of the Fund with a market value greater than $2,000 for at least a year. The Fund will provide the address of Calapasas Investment Partners to any person who so requests such information, promptly upon receipt of any oral or written request therefor, to CSAM at One Citicorp Center, 153 East 53rd Street, 57th Floor, New York, New York 10022. The Board and the Fund accept no responsibility for the accuracy of either the proposal or Calapasas' supporting statement. For the reasons set forth in detail in the Opposing Statement of the Board of Directors, which follows Calapasas' Supporting Statement, the Board of Directors recommends a vote AGAINST this shareholder proposal. Because of their affiliation with CSAM, Mr. Priest (who is standing for re-election to the Board at the Meeting) and Mr. Watt are "interested persons" of the Fund and may be deemed to have an interest in the continuation of the advisory agreement between the Fund and CSAM. The text of the shareholder proposal and supporting statement is as follows:

    "RESOLVED: The investment advisory contract between the Fund and BEA Associates* shall be terminated.

SUPPORTING STATEMENT

    "BEA Associates has managed the Fund since it was launched on December 20, 1993 at a price of $15 per share. Its objective was to produce long term capital appreciation. BEA has failed to deliver. On September 30, 1998, the Fund's price per share was $6.1875 and its discount was 28.88%.** In his recent commentary to stockholders, BEA's Chief Investment Officer sounded confused and frustrated:
`There appears to be little, if any, rationality to stock price movements...' Stockholders are frustrated too. BEA has had almost five years to show results. That is long enough. It is time to give another advisor a chance to manage the Fund. After all, how much worse off could we be with another investment advisor?"

OPPOSING STATEMENT OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE PROPOSAL DESCRIBED ABOVE AND STRONGLY URGES ALL SHAREHOLDERS TO VOTE AGAINST THE PROPOSAL FOR THE REASONS
                                  NOTED BELOW.

    At meetings held on November 10, 1998 and February 9, 1999, the Board, including the Non-interested Directors, unanimously resolved to recommend that you vote AGAINST this Proposal. The Board made this determination after the full Board, and the Non-interested Directors voting separately, unanimously approved the continuation of the Investment Advisory Agreement with CSAM at its November 10th meeting. Upon review of relevant information made available to them by the Adviser as required under the Investment Company Act of 1940, as amended (the "1940 Act"), the Board decided that such continuation was in the best interest of the Fund. The Board and the Non-interested Directors do not believe that there has been any subsequent change in the facts upon which their decision was premised which would now warrant terminating CSAM.

    As required by Section 15 of the 1940 Act, advisory contracts must be approved annually by the Board (including a majority of the Non-interested Directors) or a majority of the outstanding voting securities of an

--------------

* Editor's Note: Effective January 4, 1999, BEA Associates changed its name to Credit Suisse Asset Management. All references to BEA Associates or BEA in the Supporting Statement of Calapasas should be read as references to Credit Suisse Asset Management.

**  Editor's Note: As of March   , 1999, the last trading prior to the printing
    of this Proxy Statement, the closing price per share was $      ,
    representing a discount to net asset value of $      .

investment company. Section 15(c) of the 1940 Act charges the directors with the duty to review such information as may reasonably be necessary to evaluate the terms of the advisory contract. In anticipation of its November 10th meeting and in accordance with its well-established practice, CSAM provided the directors with extensive information so as to enable the directors to satisfy their duty to conduct a meaningful evaluation of the Investment Advisory Agreement before deciding whether to approve its continuation. This information included, among other things, (i) a description of the business, operations and investment philosophy relating to CSAM, as well as certain financial information of CSAM,
(ii) an analysis of the profitability to CSAM of the Investment Advisory Agreement, (iii) a comparison of the performance of the Fund with that of other funds managed by CSAM, other registered and unregistered investment companies within the Fund's peer group and relevant stock indices, (iv) financial information relating to the Fund, including total return and market price data for the Fund's Shares, (v) data regarding fees paid by other clients of CSAM, and (vi) a comparison of the expense ratio and advisory fee level of the Fund with those of its peer group.

    After finding, among other things, that (i) CSAM's compensation is at a level comparable to similarly-situated funds, (ii) the Fund's performance is within the range of performance that may reasonably be expected of a fund with an investment strategy such as that of the Fund, and (iii) CSAM and the personnel assigned to the Fund have the requisite experience and skill to manage the Fund in accordance with its investment objectives and policies, the directors, including the Non-interested Directors, concluded that the continuation of the Investment Advisory Agreement was in the best interest of the Shareholders of the Fund. The directors reached this determination in the exercise of their business judgment as part of their lawful authority over the Fund's business affairs under Maryland law.

    Calapasas asserts that CSAM has failed to deliver the long term capital appreciation it promised at the Fund's inception and the Investment Advisory Agreement should therefore be terminated. In support of that allegation, Calapasas compares the initial offering share price to the share price at the close of business on September 30, 1998, a particularly difficult time for emerging market securities following the financial crisis which occurred in late August, 1998. The decline in the share price and net asset value of the Fund reflect the price fluctuations of the emerging markets as a whole, which have also affected the performance of diversified emerging market funds comparable to the Fund managed by other investment advisors. However, the Board and the Non-interested Directors believe that long term prospects in the emerging markets provide a strong rationale for maintaining the Fund and retaining the services of CSAM.

    Accordingly, the Board and the Non-interested Directors unanimously believe that termination of the Investment Advisory Agreement is not in the interest of the Fund at this time and therefore urge shareholders to vote AGAINST this shareholder proposal.

THE BOARD, INCLUDING THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL.

               PROPOSAL 5: REIMBURSEMENT OF SOLICITATION EXPENSES

    The Fund has received the following proposal and supporting statement from Mr. Albert Goldstein, who has advised the Fund that he has owned Shares of the Fund with a market value greater than $2000 for at least a year. The Fund will provide the address of Mr. Goldstein to any person who so requests such information, promptly upon receipt of any oral or written request therefor, to CSAM at One Citicorp Center, 153 East 53rd Street, 57th Floor, New York, New York 10022. The Board and the Fund accept no responsibility for the accuracy of either the proposal or Mr. Goldstein's supporting statement. For the reasons set forth in detail in the Opposing Statement of the Board of Directors, which follows Mr. Goldstein's Supporting Statement, the Board of Directors recommends a vote AGAINST this shareholder proposal. The text of the shareholder proposal and supporting statement is as follows:

    "RESOLVED: To the extent allowed by law, the reasonable proxy solicitation expenses of each serious nominee for director of The Emerging Markets Infrastructure Fund (the "Fund") shall be borne by the Fund. (A "serious nominee" is defined as one who is duly nominated by one or more stockholders beneficially owning, in total, at least 25,000 shares of the Fund's stock.)

SUPPORTING STATEMENT

    "In a case decided in Delaware, APRAHAMIAN V. HBO & CO., the court observed:
`The corporate election process, if it is to have any validity, must be conducted with scrupulous fairness and without any advantage being conferred or denied to any candidate or slate of candidates.' This proposal is designed to insure that the Fund's election process conforms to this standard of fairness.

    "I do not believe that the incumbent directors have faithfully fulfilled their duty to act in the best interest of the Fund's stockholders. Specifically, they have failed to take any meaningful action to address what I believe is widespread stockholder discontent about the Fund's persistent discount. Furthermore, they have failed to even try to discern the extent of this discontent.

    "BEA Associates* is the investment advisor for the Fund. Each of the incumbent directors serves on the boards of at least five other funds for which BEA is also the investment advisor. This close and financially rewarding relationship with BEA leads me to question whether the incumbent directors can fairly represent the stockholders of the Fund when their interests conflict with those of BEA?

    "We believe many stockholders would like to vote for nominees with no ties to any other BEA funds. Until now, they have not had an opportunity to do so because only management's nominees have had access to shareholder funds to campaign for election to the board. In contrast, potential challengers would have had to pay for their own campaign expenses without any assurance of being reimbursed. Naturally, this has discouraged anyone from campaigning against the incumbents. This proposal is designed to correct this inequity and level the playing field. If shareholders approve this proposal, the Fund will either have to include all serious nominees on its proxy card or pay for a separate proxy solicitation on their behalf.

    "Management will undoubtedly oppose this proposal. The last thing it wants is a level playing field. After all, why make it easier for someone to compete for your position? It probably will not admit this so YOU should examine management's arguments critically to determine whether or not they are credible. Is management's opposition to this proposal in your interest or in its own? In the final analysis, stockholders have to decide if they want a fair election process. Do they want to encourage competition for board seats or just stick with the current "one-party" system.

    "I think there is no rationale that justifies a one-party system for the Fund and I encourage you to dismantle it now by voting FOR this proposal.'

--------------

* Editor's Note: Effective January 4, 1999, BEA Associates changed its name to Credit Suisse Asset Management. All references to BEA Associates or BEA in this Supporting Statement should be read as references to Credit Suisse Asset Management.

OPPOSING STATEMENT OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE PROPOSAL DESCRIBED ABOVE AND STRONGLY URGES ALL SHAREHOLDERS TO VOTE AGAINST THE PROPOSAL FOR THE REASONS
                                  NOTED BELOW

    The Board of Directors of the Fund recommends a vote against the proposal of Mr. Albert Goldstein. The Fund is not required by law to reimburse expenses incurred in connection with proxy solicitations to elect new Board members to ensure fairness in the election process and the Board does not believe that doing so is in the interest of shareholders. The Board is committed to ensuring the fairness of the election process, but the Board, including the Non-interested Directors, firmly believe that fairness does not require that the Fund (and therefore its shareholders) pay the solicitation expenses of persons seeking to hold Board positions.

    It is well settled that a corporation is not REQUIRED to reimburse proxy solicitation expenses incurred by its shareholders. The circumstances under which a corporation may repay such costs are actually quite limited. Under applicable law, proxy solicitation expenses may be reimbursed (i) if they are reasonably incurred in both nature and amount, (ii) in a contest over "policy,"
(iii) by either an incumbent or successful stockholder nominee for the Board of Directors, and (iv) when, with respect to the expenses of stockholder nominees, they have been approved by the corporation. See STEINBERG V. ADAMS, 90 F. Supp. 604, 607-08 (S.D.N.Y. 1950) (applying Delaware law); ROSENFELD V. FAIRCHILD ENGINE AND AIRPLANE CORPORATION, 309 N.Y. 168, 128 N.E. 2d 291 (1955). The Fund could consider reimbursing proxy solicitation expenses incurred by third parties in connection with the 1999 annual shareholders' meeting of the Fund if such expenses met the standards set forth in items (i), (ii) and (iii) above, and it was determined that reimbursing them is in the best interest of the shareholders.

    At a meeting held on February 9, 1999, the Board, including the Non-interested Directors, recommended a vote against the proposal of Mr. Albert Goldstein. As couched, the Proposal would require the Fund to reimburse the solicitation expenses of "serious nominees" "to the extent allowed by law." The Directors, including the Non-interested Directors, believe that any decision to reimburse solicitation expenses should be left to the discretion of the Board, assuming that the Board may lawfully approve such reimbursement under the circumstances. As the body empowered by law to manage the business of the Fund, the Board is best positioned to make the case-by-case analysis required under applicable law prior to approving any reimbursement.

    In assessing this proposal, the shareholders should be aware that if it is adopted it would confer a direct economic benefit upon another shareholder of the Fund, Mr. Phillip Goldstein, the son of Mr. Albert Goldstein, who is seeking the election of himself and another nominee to the Fund's Board of Directors. The Board does not believe that it is incumbent upon shareholders to underwrite Mr. Phillip Goldstein's efforts by having the Fund pay for his solicitation expenses. In any event, the Board believes that if the Fund was required to reimburse every "serious nominee" (as defined by Mr. Albert Goldstein) for his or her solicitation expenses, the Fund's expenses could rise dramatically, with no corresponding benefit.

ACCORDINGLY, THE BOARD, INCLUDING THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "AGAINST" THIS PROPOSAL.

                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING;
                             SHAREHOLDER PROPOSALS

    Phillip Goldstein has informed the Fund of his plans to introduce three proposals at the Meeting: a proposal to elect himself and Gerald Hellerman as directors of the Fund (instead of Messrs. Priest and Torino whose proposed re-election is the subject of Proposal 2 discussed herein), and two proposals substantially identical to Proposals 3 and 4 discussed herein. Mr. Goldstein has indicated his intention to solicit proxies in favor of his proposals. The Board opposes Mr. Goldstein's solicitation and solicits a vote FOR Proposal 2 and AGAINST Proposals 3 and 4.

    In the absence of voting instructions in a Proxy, the proxy holders intend to vote such Proxy against the shareholder proposals discussed herein, including Proposals 3 and 4. Should any other matter properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matters.

    Notice is hereby given that for a shareholder proposal to be considered for inclusion in the Fund's proxy material relating to its 1999 annual meeting of shareholders, the shareholder proposal must be received by the Fund no later than December 29, 1999. The shareholder proposal, including any accompanying supporting statement, may not exceed 500 words. A shareholder desiring to submit a proposal must be a record or beneficial owner of Shares with a market value of $2,000 and must have held such Shares for at least one year. Further, the shareholder must continue to hold such Shares through the date on which the meeting is held. Documentary support regarding the foregoing must be provided along with the proposal. There are additional requirements regarding proposals of shareholders, and a shareholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

    Pursuant to the Bylaws of the Fund, at any annual meeting of the shareholders, only such business will be conducted as has been properly brought before the annual meeting. To be properly brought before the annual meeting, the business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a shareholder.

    For business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Fund. To be timely, any such notice must be delivered to or mailed and received at The Emerging Markets Infrastructure Fund, Inc. c/o Credit Suisse Asset Management, One Citicorp Center, 153 E. 53rd Street, 57th Floor, New York, NY 10022 not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, any such notice by a shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was given or such public disclosure was made.

    Any such notice by a shareholder must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Fund's books, of the shareholder proposing such business,
(iii) the class and number of Shares of the capital stock of the Fund which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH TO HAVE YOUR SHARES VOTED PLEASE TAKE A MOMENT NOW TO VOTE, EITHER BY TELEPHONE, BY FAX, OR BY COMPLETING, SIGNING AND RETURNING YOUR PROXY CARD(S) IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             ADDITIONAL INFORMATION

BENEFICIAL OWNERS

    The following table shows certain information concerning persons who may be deemed beneficial owners of 5% or more of the Shares of the Fund because they possessed or shared voting or investment power with respect to the Shares:

                                                                                      NUMBER OF SHARES
                                                                                        BENEFICIALLY       PERCENT
NAME AND ADDRESS                                                                            OWNED         OF SHARES
------------------------------------------------------------------------------------  -----------------  ------------

*City of London Investment Group PLC ...............................................       1,465,700            9.1%
  10 Eastcheap
  London EC3MIAJ
  England

*FMR Corp ..........................................................................       1,610,600           10.0%
  82 Devonshire Street
  Boston, MA 02109

*President and Fellows of Harvard College ..........................................       2,159,500           13.4%
  c/o Harvard Management Company, Inc.
  600 Atlantic Avenue
  Boston, MA 02210

Lazard Freres & Co., LLC ...........................................................         988,900            6.1%
  30 Rockefeller Plaza
  New York, NY 10020

--------------

 * As stated in a Schedule 13G on file with the Securities and Exchange Commission as of February 22, 1999.

REPORTS TO SHAREHOLDERS

    The Fund sends unaudited semi-annual and audited annual reports to its shareholders, including a list of investments held. THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL AND SEMI-ANNUAL REPORT, UPON REQUEST TO THE FUND AT ONE CITICORP CENTER, 153 EAST 53RD STREET, NEW YORK, NEW YORK 10022, TELEPHONE (1-800-293-1232). THESE REQUESTS WILL BE HONORED WITHIN THREE BUSINESS DAYS OF RECEIPT.

                                                     THE EMERGING MARKETS
                                                  INFRASTRUCTURE FUND, INC.
                                 -----------------------------------------------

   3918-PS-98

               THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

          This Proxy is Solicited on Behalf of the Board of Directors

  P       The undersigned hereby appoints Michael A. Pignataro and Rocco A.
        Del Guercio as Proxies, each with the power to appoint his substitute,
  R and hereby authorizes them to represent and to vote, as designated on the reverse side and in accordance with their judgment on such other
  O matters as may properly come before the meeting or any adjournments thereof, all shares of The Emerging Markets Infrastructure Fund, Inc.
  X (the "Fund") that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 27, 1999, and at any
  Y     adjournments thereof.

                                                                -------------
                CONTINUED AND TO BE SIGNED ON REVERSE SIDE      /SEE REVERSE/
                                                                /   SIDE    /
                                                                -------------

  -----
  /   /  Please mark
  / X /  votes as in
  /   /  this example.
  -----

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2 and "AGAINST" Proposals 3, 4 and 5.

The Board of Directors recommends a vote "FOR" the nominees in Proposal 1 and "FOR" Proposal 2 and "AGAINST" Proposals 3, 4 and 5.

1. ELECTION OF THE FOLLOWING NOMINEES AS         2. TO RATIFY THE SELECTION OF            FOR     AGAINST   ABSTAIN
   DIRECTORS.                                       PRICEWATERHOUSECOOPERS LLP AS       -------   -------   -------
   William W. Priest, Jr. (three-year term)         INDEPENDENT PUBLIC ACCOUNTANTS      /     /   /     /   /     /
   Martin M. Torino       (three-year term)         OF THE FUND FOR THE FISCAL          /     /   /     /   /     /
                                                    YEAR ENDING NOVEMBER 30, 1999.      -------   -------   -------

                                                 3. TO APPROVE OR DISAPPROVE A            FOR     AGAINST   ABSTAIN
            FOR         WITHHELD                    SHAREHOLDER PROPOSAL RECOMMENDING   -------   -------   -------
          -------       -------                     THAT THE BOARD OF DIRECTORS OF      /     /   /     /   /     /
          /     /       /     /                     THE FUND TAKE THE NECESSARY STEPS   /     /   /     /   /     /
          /     /       /     /                     TO AFFORD THE STOCKHOLDERS OF THE   -------   -------   -------
          -------       -------                     FUND AN OPPORTUNITY TO REALIZE
                                                    NET ASSET VALUE.
   ------
   /    /
   /    /
   -------------------------------------------   4. TO APPROVE OR DISAPPROVE A            FOR     AGAINST   ABSTAIN
      For all nominees except as noted above        SHAREHOLDER PROPOSAL PROVIDING      -------   -------   -------
                                                    THAT THE ADVISORY CONTRACT          /     /   /     /   /     /
                                                    BETWEEN THE FUND AND CREDIT         /     /   /     /   /     /
                                                    SUISSE ASSET MANAGEMENT            -------   -------   -------
                                                    (FORMERLY NAMED BEA ASSOCIATES)
                                                    BE TERMINATED.

                                                 5. TO APPROVE OR DISAPPROVE A            FOR     AGAINST   ABSTAIN
                                                    SHAREHOLDER PROPOSAL REQUESTING     -------   -------   -------
                                                    THAT TO THE EXTENT ALLOWED BY       /     /   /     /   /     /
                                                    LAW, THE REASONABLE PROXY           /     /   /     /   /     /
                                                    SOLICITATION EXPENSES OF EACH       -------   -------   -------
                                                    NOMINEE FOR ELECTION TO THE
                                                    BOARD OF DIRECTORS NOMINATED
                                                    BY ONE OR MORE STOCKHOLDERS
                                                    BENEFICIALLY OWNING IN TOTAL,
                                                    AT LEAST 25,000 SHARES OF THE
                                                    FUND'S STOCK BE BORNE BY THE
                                                    FUND.

                                                        MARK HERE    ------
                                                       FOR ADDRESS   /    /
                                                        CHANGE AND   /    /
                                                       NOTE AT LEFT  ------


                          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:_______________ Date:______   Signature:_______________ Date:______